                      COMPACT DISCS INTERNATIONAL, LTD.

                             d/b/a CD WAREHOUSE

                            FRANCHISE AGREEMENT

                     COMPACT DISCS INTERNATIONAL, LTD.
                            FRANCHISE AGREEMENT

                             TABLE OF CONTENTS

ITEM                                                                     PAGE

 1.  Franchise Grant....................................................    1

 2.  Term and Renewal...................................................    2

 3.  Franchise Fee......................................................    3

 4.  Royalty Fee........................................................    3

 5.  Software License Fee...............................................    4

 6.  Advertising........................................................    4

 7.  Corporate or Partnership Franchisees...............................    6

 8.  Development Obligations; Plans and Construction....................    7

 9.  Duties of Franchisor...............................................    8

10.  Training...........................................................    9

11.  Store Operations...................................................   10

12.  Insurance..........................................................   14

13.  Taxes, Permits and Indebtedness....................................   15

14.  Records and Reports................................................   16

15.  Proprietary Marks..................................................   17

16.  Confidential Manuals...............................................   19

17.  Confidential Information...........................................   20

18.  Default and Termination............................................   21

19.  Obligations Upon Termination or Expiration.........................   24

20.  Transfer of Interest...............................................   26

21.  Covenants..........................................................   30

22.  Independent Contractor and Indemnification.........................   32

23.  Entire Agreement, Modification.....................................   34

24.  Waiver of Obligations..............................................   34

25.  Force Majeure......................................................   35

26.  Rights and Remedies are Cumulative.................................   35

27.  Injunctive Relief..................................................   36

28.  Arbitration........................................................   36

29.  Payments of Amounts Owed to Franchisor; Costs and Attorney's Fees..   37

30.  Governing Law and Consent to Jurisdiction..........................   37

31.  Notices and Payments...............................................   37

32.  Severability and Construction......................................   38

33.  Acknowledgments....................................................   39

GUARANTY

Attachment A - Approved Territory

Attachment B - Statement of Ownership Interests

Attachment C -  Confidentiality and Non-Compete Agreement

Attachment D - Confidentiality Agreement

                        COMPACT DISCS INTERNATIONAL, LTD.
                               FRANCHISE AGREEMENT


     THIS FRANCHISE AGREEMENT is entered into by and between COMPACT DISCS INTERNATIONAL, LTD., a Texas limited partnership ("Franchisor") and the Franchisee Owner identified on the signature page of this Agreement ("Franchisee").

                             W I T N E S S E T H:

     WHEREAS, Franchisor, as the result of the expenditures of time, skill, effort and money, has developed a system for the operation of businesses which specialize in the sale of new and used compact discs;

     WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, exterior and interior signage, color scheme and fixtures; uniform standards, know-how and procedures for the acquisition and sale of new and used compact discs; inventory, management and financial control methods; and training and assistance, all of which may be changed, improved and further developed by Franchisor from time to time;

     WHEREAS, Franchisor identifies the System by means of certain trade names, service marks, trademark and logos, including, without limitation, the mark "C.D. Warehouse" and such other trade names and trademark as Franchisor may develop in the future for the purpose of identifying for the public the source of services and products marketed under such marks and the System and representing the System's high standards of quality, appearance and service (collectively, "Proprietary Marks"); and

     WHEREAS, Franchisee desires to use the System in connection with the operation of a C.D. Warehouse Store, at the location specified herein, upon the terms and subject to the conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and of the mutual undertakings, obligations and commitments contained herein, it is agreed between the parties as follows:

1.   FRANCHISE GRANT

     A. Franchisor hereby grants to Franchisee the right, and Franchisee hereby undertakes the obligation, upon the terms and subject to the conditions hereinafter set forth, to develop and operate one C.D. Warehouse Stores (a "Store") and to use solely in connection therewith the Proprietary Marks and the System, as such may be changed, improved and further developed from time to time, only at the approved location described in Attachment A hereto.

     B. Franchisee shall not relocate the Store without the express prior written consent of Franchisor. This Agreement does not grant to Franchisee the right to franchise or operate a Store or to offer or sell any products or services described hereunder at or from any other location.

     C. Franchisee shall be assigned a specific geographic area (the "Territory") by Franchisor. A description of Franchisee's Territory shall be set forth on Attachment A. During the term of this Agreement, so long as Franchisee is in full compliance with the terms and conditions of this Agreement, Franchisor shall not establish or grant others the right to establish a C.D. Warehouse Store in the Territory.

     D. Franchisee shall use its best efforts to advertise and promote the Store in its Territory in accordance with Section 5 below.

2.   TERM AND RENEWAL

     A. Except as otherwise provided herein, the term of this Agreement shall expire ten (10) years from the date of execution.

     B. Franchisee may, at its option, renew this Agreement for an additional term of ten (10) years, subject to the following conditions, which must, unless waived by Franchisor in writing, be met prior to renewal:

          (1) Franchisee shall give Franchisor written notice of Franchisee's election to renew not less than eight (8) nor more than twelve (12) months prior to the expiration of the initial term;

          (2) Franchisee shall renovate and modernize the facilities and equipment used in the Stores to Franchisor's then-current standards for C.D. Warehouse Stores under the System, the cost of such renovation and modernization to be borne by Franchisee;

          (3) Franchisee shall not be in default under any provision of this Agreement, any amendments hereto or any other agreement between Franchisee and Franchisor or any of its subsidiaries or affiliates; and Franchisee shall have substantially and timely complied with all terms and conditions of such agreements during the term thereof;

          (4) Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates and shall have timely met those obligations throughout the term of this Agreement;

          (5) Franchisee shall execute Franchisor's then-current form of franchise agreement for the renewal term prescribed herein, which agreement shall supersede this Agreement in all respects and the terms of which may differ from the terms of this Agreement and may include, without limitation, a higher service fee and advertising fee; provided that Franchisee shall pay in lieu of an initial franchise fee a renewal fee equal to no more than four percent (4%) of the initial franchise fee then being charged to new franchisees under the System;

          (6) Franchisee shall comply with Franchisor's then-current qualification and training requirements;

          (7) Franchisee shall present evidence satisfactory to Franchisor that Franchisee has the right to remain in possession of the approved location for the duration of the renewal term of this Agreement; and

          (8) Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders, partners, agents, employees, and representatives, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement or under federal, state or local laws, regulations, rules or orders.

3.   FRANCHISE FEE

     Upon execution of this Agreement, Franchisee shall pay to Franchisor a franchise fee of six thousand dollars ($6,000.00) which shall be deemed fully earned and non-refundable upon execution of this Agreement in consideration of the administrative and other expenses incurred by Franchisor in granting the franchise hereunder and for Franchisor's lost or deferred opportunity to franchisee at the specified location to any other party.

4.   ROYALTY FEE

     A. During the term of this Agreement, Franchisee shall pay to Franchisor a continuous nonrefundable fee (the "Royalty Fee") equal to five percent (5%) of the Gross Sales (as defined below) of the Store. The obligation to pay the Royalty Fee shall commence on the first day the Store is open for business. Payment of the Royalty Fee shall be due and payable on the tenth day of each month. Royalty Fees shall be calculated based on Gross Sales for the period of the first day through the last day of the preceding month. Franchisee shall not be entitled to withhold any payments due to Franchisor on grounds of alleged nonperformance by Franchisor under this Agreement. Any payment not actually received by Franchisor on or before such due date and any payment made by a check that is returned by the bank upon which it is drawn for insufficient funds or for any other reason shall be deemed overdue. All payments required under this Section 4.A may be made by personal delivery or regular mail; provided, however, that Franchisor reserves the right, in the event any payment is overdue more than once within any thirteen (13) consecutive weeks, to require Franchisee to pay all future Royalty Fees by electronic transfer, certified check, or in such other manner as Franchisor deems appropriate. In the event Franchisee's Royalty Payment becomes overdue as stated above, late royalty payments shall bear interest after the respective due date at a rate equal to the lesser of:
(i) 1.5% per month; or (ii) the highest legal rate permitted by applicable law. This provision shall not prevent Franchisor from exercising any other remedy herein provided in the event of any default by Franchisee. In the event any check of Franchisee is returned by the bank due to non-sufficient funds in Franchisee's account, Franchisor shall charge Franchisee a fee of twenty-five dollars ($25.00) for each such returned check as a charge for Franchisor's administrative costs.

     B. As used in this Agreement, "Gross Sales" shall include all revenues from the sale of any and all services and products by Franchisee (whether for cash, credit, or in exchange for other goods and services and regardless of collection in the case of credit) and all trades of product accepted by Franchisee. A trade shall be included in Gross Sales at the aggregate value of the incoming product accepted by the Franchisee (i.e., trade one compact disc for two incoming discs - Gross Sale equals the aggregate value of the two incoming discs, or $4.00 times two discs = $8.00 Gross Sale). Gross Sales shall not include any interstore transfers of product, purchases of product by the Franchisor from any Store, or any sales taxes or other taxes collected from customers by Franchisee for transmittal to the appropriate taxing authority.

5.   SOFTWARE LICENSE FEE

     Franchisee shall pay to Franchisor a one-time software license fee of $1,200.00, payable upon execution of this Agreement, for the point-of sale computer software developed by Franchisor for use in Stores (the "POS Software System"). This software license fee includes the cost of all upgrades, modifications, improvements, extensions and other changes to the POS Software System.

6.   ADVERTISING

     In order to promote the goodwill and public image of the System, Franchisor and Franchisee agree as follows:

     A.   MARKETING FUND

     (1) Franchisor may institute and Franchisee agrees that Franchisor or its designee shall maintain and administer a marketing fund (the "Marketing Fund") for such advertising, marketing and public relations programs, research and related activities as Franchisor, in its sole discretion, may deem necessary or appropriate to promote the Stores. The Marketing Fund may be instituted by Franchisor upon written notice to Franchisee at any time after there are least two hundred (200) Stores open and operating. Franchisee shall contribute to the Marketing Fund one half percent (1/2%) of the Store's Gross Sales, payable on the tenth of each month together with and in the same manner as Franchisee's royalty fees due hereunder. Store units which are owned by Franchisor or its subsidiaries or affiliates, to the extent Franchisor has the right to require such subsidiaries and affiliates to do so, shall contribute to the Marketing Fund on the same basis as Franchisee.

    (2) Franchisor shall direct all advertising, marketing and public relations programs and activities financed by the Marketing Fund, with sole discretion over the creative concepts, materials and endorsements used therein, and the geographic, market and media placement and allocation thereof. Franchisee agrees that the Marketing Fund may be used to pay various costs and expenses, including, by way of example and without limitation: preparing and producing video, audio and written advertising materials; sponsorship of sporting, charitable or similar events; reasonable salaries of employees of Franchisor or its subsidiaries or affiliates working for or on behalf of the Marketing Fund and administrative costs and overhead of Franchisor or its subsidiaries or affiliates incurred in activities reasonably related to the administration of the Marketing Fund; administering advertising programs, including without limitation, purchasing direct mail and other media advertising and employing advertising agencies to assist therewith; and supporting public relations, market research and other advertising, promotional and marketing activities.

     (3) The Marketing Fund shall furnish Franchisee with reasonable quantities of marketing, advertising and promotional formats and sample materials at cost.

     (4) The Marketing Fund shall be accounted for separately, but shall not be required to be segregated, from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable salaries, administrative costs and overhead as Franchisor my incur in activities reasonably related to the administration of the Marketing Fund and creation or conduct of its marketing programs including, without limitation, conducting market research, preparing advertising and marketing materials and collecting and accounting for contributions to the Marketing Fund. Franchisor may spend in any fiscal year an amount greater or less than the aggregate contribution of all Stores to the Marketing Fund in that year. The Marketing Fund may borrow from Franchisor or other lenders at standard commercial rates to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. All interest earned on monies contributed to the Marketing Fund will be used to pay costs of the Marketing Fund before other assets of the Marketing Fund are expended. A summary statement of monies collected and costs incurred by the Marketing Fund for Franchisor's immediately preceding fiscal year shall be made available, beginning ninety (90) days after the preceding fiscal year, to Franchisee upon Franchisee's written request. Franchisor will have the right to cause the Marketing Fund to be incorporated or operated through an entity separate from Franchisor at such time as Franchisor deems appropriate, and such successor entity shall have all rights and duties of Franchisor pursuant to this Section 5.A.

     (5) Franchisee understands and acknowledges that the Marketing Fund is intended to maximize recognition of the Proprietary Marks and patronage of Stores generally. Although Franchisor will endeavor to utilize the Marketing Fund to develop advertising and marketing materials and programs, and to place advertising in order to benefit all Stores, Franchisor undertakes no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area are proportionate to the contributions to the Marketing Fund by Stores operating in that geographic area or that any Stores will benefit directly or in proportion to its contribution to the Marketing Fund from the development of advertising and marketing materials or the placement of advertising. Franchisee acknowledges that its failure to derive any such benefit will not serve as a basis for a reduction or elimination of its obligation to contribute to the Marketing Fund. Except as expressly provided in this Section 5.A, Franchisor assumes no direct or indirect liability or obligation to Franchisee with respect to the maintenance, direction or administration of the Marketing Fund.

     (6) Franchisor reserves the right, in its sole discretion, to suspend contributions to and operations of the Marketing Fund for such periods that it determines to be appropriate and to terminate the Marketing Fund upon written notice to Franchisee. All unspent monies on the date of termination shall be distributed to Franchisor and franchise owners in proportion to their respective contributions to the Marketing Fund during the preceding twelve
(12) month period. Franchisor has the right to reinstate the Marketing Fund upon the same terms and conditions set forth herein upon thirty (30) days prior written notice to Franchisee.

     B.   ADVERTISING BY FRANCHISE OWNER

     (1) Franchisee agrees to spend during each calendar quarter not less than one and one half percent (1 1/2%) of the Store's Gross Sales to advertise and promote the Store locally. Costs Franchisee incurs to create, produce and run media advertisements, to purchase promotional materials, merchandise, and to sponsor local promotional programs will be considered qualifying advertising and promotional expenditures. However, the cost of merchandise Franchisee gratuitously distributes or in redemption of discount coupons or any other discount of pricing will not qualify. These advertising funds are not to be paid to Franchisor, but are to be spent directly by Franchisee.

     (2) Prior to their use by Franchisee, samples of all advertising materials not prepared or previously approved by Franchisor shall be submitted to Franchisor for approval, in the form and manner prescribed by Franchisor from time to time. Franchisor shall be deemed to have approved of the submitted materials if Franchisor does not give written notice of its disapproval within ten (10) days from the date of receipt by Franchisor of such materials. Franchisee shall not use any advertising materials that Franchisor has disapproved or that do not include the copyright registration notices or trademark registration notices designated by Franchisor. Franchisor, in its sole discretion, may disapprove on a prospective basis materials that Franchisor had previously approved. Franchisor shall be deemed to have approved all sample advertisements in the Advertising Manual provided by Franchisor.

7.   CORPORATE OR PARTNERSHIP FRANCHISEES

     A. In the event Franchisee is a corporation or a partnership, Franchisee represents, warrants, and covenants that:

          (1) Franchisee is duly organized and validly existing under the state law of its formation;

          (2) Franchisee is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

          (3) The execution of this Agreement and the transactions contemplated hereby are within Franchisee's corporate power if Franchisee is a corporation, or if Franchisee is a partnership, are authorized under Franchisee's written partnership agreement; and

          (4) The ownership interests in Franchisee are accurately and completely described in Attachment B.

     B. If Franchisee is a corporation, copies of Franchisee's articles of incorporation, bylaws, other governing documents, any amendments to the foregoing, and resolutions of the Board of Directors authorizing entry into and performance of this Agreement shall, upon request, be furnished to Franchisor prior to the execution of this Agreement; or, if Franchisee is a partnership, copies of the written partnership agreement, other governing documents, and any amendments to the foregoing, shall, upon request, be furnished to Franchisor prior to the execution of this Agreement, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Franchisee's written partnership agreement.

     C. If Franchisee is a corporation, Franchisee shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Franchisee or, if Franchisee is a partnership, all current owners of an interest in the partnership. In the event there is a change in the information contained in Attachment B, Franchisee agrees to provide such information to Franchisor within five (5) days subsequent to any such change and to execute any documents deemed necessary by Franchisor to amend Attachment B in order to reflect such changes. Franchisee shall make its listings available to Franchisor upon request.

     D. If Franchisee is a corporation, Franchisee shall maintain stop-transfer instructions against the transfer on its records of any of its equity securities and each stock certificate of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor that it is held subject to and that the further assignment or transfer thereof is subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section 7.D shall not apply to the transfer of equity securities of a publicly-held corporation. If Franchisee is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to and that further assignment or transfer is subject to all restrictions imposed upon assignments by this Agreement.

     E. Franchisee acknowledges and agrees that the representations, warranties, and covenants set forth above in this Sections 6 are continuing obligations of Franchisee and that any failure to comply with such representations, warranties, and covenants shall constitute a material event of default under Section 18.B(5).

     F. Such holders of equity interests in Franchisee, as determined by Franchisor, shall personally, jointly and severally, guarantee Franchisee's performance under this Agreement and shall bind themselves to the terms of this Agreement. Franchisee may, in its sole discretion, exempt certain individuals and/or classes of individuals from providing such a guarantee.

8.   DEVELOPMENT OBLIGATIONS; PLANS AND STORE FINISH-OUT

     A. Subject to Franchisee's compliance with the pre-opening obligations described in Sections 8 and 10, Franchisee shall open the Store and commence business within sixty (60) days following the date of execution of this Agreement unless Franchisee obtains an extension of such time period from Franchisor. Franchisee acknowledges that time is of the essence in developing and opening the Store. Franchisor shall have the right to prohibit Franchisee from commencing operation of the Store in the event Franchisee fails to comply with such pre-opening obligations.

     B. Franchisee shall be responsible for obtaining all zoning classifications and clearances which may be required by state, provincial, or local laws, ordinances, or regulations or which may be necessary or advisable as a result of any restrictive covenants relating to the Store's premises. Franchisee shall obtain all permits, licenses, and certifications required for the lawful construction and operation of the Store. In addition, prior to the commencement of the finish-out of the Store, Franchisee shall, upon request, certify in writing to Franchisor that the insurance coverage specified in Section 12 is in full force and effect and that all required approvals, clearances, permits, and certifications have been obtained. Upon request, Franchisee shall provide to Franchisor additional copies of Franchisee's insurance policies or certificates of insurance and copies of all such approvals, clearances, permits, and certifications.

     C. Franchisor shall provide Franchisee with specifications and standards for the design and finish-out of the Store. The finish-out of the Store shall substantially and materially conform to such standards and specifications. If the finish-out of the Store will substantially deviate from Franchisor's specifications and standards, Franchisee shall submit its design plans to Franchisor for its approval. Franchisor shall notify Franchisee within fifteen (15) days of receiving design plans for review that it objects to such plans. In the event Franchisor objects to any such plans, it shall provide Franchisee with a reasonably detailed list of changes necessary to make the plans acceptable. Franchisor shall, upon a resubmission of the plans with such changes, notify Franchisee within fifteen (15) days of receiving the resubmitted plans whether the plans are acceptable. Finish-out of the Store shall be at Franchisee's expense. Franchisee shall diligently pursue finish-out of the Store. Within a reasonable time after the completion of Store finish-out, Franchisor shall, at its option, conduct an inspection of the completed Store and its premises. Franchisee acknowledges and agrees that Franchisee will not open the Store for business without the authorization of Franchisor.

9.   DUTIES OF FRANCHISOR

     A. Franchisor shall provide Franchisee with store specifications for the design and finish-out of a C.D. Warehouse Store.

     B. Franchisor will provide Franchisee with one copy of the POS Software System and associated manual, as well as all upgrades, modifications, extensions and other changes to the POS Software System as they become available.

     C. Franchisor shall provide an initial training program for Franchisee, if Franchisee is an individual, or if Franchisee is a corporation or partnership, for one of Franchisee's Principals (as defined in Section 32.E) and the General Manager in accordance with Section 10 and shall make available such other training programs as it deems appropriate.

     D. In connection with the opening of the Store, Franchisor's field representative shall provide on-site pre-opening and opening training, supervision and assistance to Franchisee during the initial two days the Store is open for business. The field representative shall be provided at no expense to Franchisee.

     E. In addition to the assistance rendered Franchisee prior to opening, Franchisor shall provide advisory assistance in the management and operation of the Stores as requested by Franchisee. Franchisor shall provide such assistance by means of telephone service and, at the request and expense of Franchisee or, if Franchisor deems necessary, through on-site visits by Franchisor's field representative.

     F. Franchisor shall provide Franchisee advertising assistance in the form of an Advertising Manual and a general discussion of advertising during the initial training program.

     G. Franchisor shall provide Franchisee, on loan, one copy of the Manuals (as defined in Section 16.A) for Franchisee's sole use during the term of this Agreement.

     H. Franchisor may, from time to time, conduct meetings, seminars and other related activities regarding the System for franchisees generally, which Franchisee is highly encouraged to attend. Except as approved by Franchisor, any costs incurred by Franchisee, Franchisee's Principals or Store personnel in attending such events shall be the responsibility of Franchisee. Franchisor is not obligated by this Agreement or any other agreement to provide these meetings, seminars or activities.

     I. Franchisor shall provide Franchisee with the terms and conditions applicable to the purchase of its point-of-sale computer system and for other fixtures, signs, equipment, supplies and merchandise Franchisor makes available for sale to franchisees for use at a Store.

     J. Franchisor shall acquire, on behalf of Franchisee, the opening inventory for the Store. If Franchisee owns one or more other Stores, Franchisee shall have the option of acquiring the Store's initial inventory without the assistance of Franchisor.

     10.  TRAINING

     Franchisee acknowledges that it is necessary to the continued operation of the System and the Store that Franchisee and Store personnel receive such training as specified in the Manuals or as Franchisor may require, and, accordingly, agrees as follows:

     A. Prior to the opening of the Store, Franchisee, if Franchisee is an individual, or a Franchisee's Principal (with not less than a twenty-five percent (25%) interest in Franchisee, or a controlling interest if less than twenty-five percent (25%) and the General Manager (as defined in Section 11.B) shall attend and complete, to Franchisor's satisfaction, Franchisor's initial training program. Franchisee may, upon Franchisor's approval, permit other Store personnel to attend the initial training program. Training shall be for such period of time as Franchisor deems reasonably necessary and shall be conducted at Franchisor's corporate offices or such other location determined by Franchisor. This initial training shall be provided at no cost to Franchisee other than the transportation, meals and lodging expenses associated with attendance at the initial training program (see Section 10.C). If the training program is not satisfactorily completed by Franchisee, the Franchisee's Principal attending training or the General Manager, Franchisee shall designate a replacement to satisfactorily complete such training. Franchisor shall have the right to prevent Franchisee from opening the Store for business until the persons designated herein successfully complete the initial training program. During the remaining term of this Agreement, any successor General Manager shall, and any other personnel employed by Franchisee may be required by Franchisor to, attend and complete to Franchisor's satisfaction, Franchisor's initial training program. Franchisor reserves the right to impose a reasonable training fee for such additional training, including training for any replacement General Manager.

     B. Franchisee, Franchisee's Principals and the General Manager may attend such additional training programs as Franchisor may offer from time to time. At Franchisor's discretion, such additional training shall be mandatory. For all such programs, Franchisor will provide the instructors and training materials; however, Franchisor reserves the right to impose a reasonable fee for such additional training programs.

     C. Franchisee shall be solely responsible for all costs and expenses incurred by Franchisee, Franchisee's Principals or personnel attending any training programs and any other meetings including, without limitation, costs of travel, lodging, meals and wages.

11.  STORE OPERATIONS

     A. Franchisee shall use the Store premises solely for the operation of the Store, shall maintain business hours as provided in the Manuals (as defined in Section 16.A) or as Franchisor shall specify from time to time in writing, and shall refrain from using or permitting the use of the Store premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor. The basic requirements provide that a Store be open during normal business hours at least ten (10) hours per day, Monday through Saturday, and a minimum of six (6) hours on Sunday, provided such hours of operation do not violate any law.

     B. Franchisee, if Franchisee is an individual, or a Franchisee's Principal (with not less than a twenty-five percent (25%) interest in Franchisee, or a controlling interest, if less than twenty-five (25%)), or Franchisee's General Manager, shall supervise the Store and devote his time, best efforts and personal attention to the day-to-day operations of the Store. Franchisee shall designate, in writing, an individual (the "General Manager") who will assist Franchisee or the Franchisee's Principal, as the case may be, in the management of the Store (and/or who will devote his time, best efforts and personal attention to the day-to-day operations of the Store in the event Franchisee or Franchisee's Principal does not participate in the full-time operation of the Store). The General Manager may be any of Franchisee's Principals or an employee of Franchisee. Franchisee shall designate the initial General Manager prior to the commencement of Franchisor's initial training program described in Section 10.A. The General Manager shall satisfactorily complete Franchisor's initial training program; shall satisfy Franchisor's educational or business experience criteria in effect for General Managers in the System as of the time the General Manager is designated; and shall otherwise be an individual acceptable to Franchisor. If at any time during the term of this Agreement the General Manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section 11.B, Franchisee shall promptly notify Franchisor and shall designate a replacement General Manager within fourteen (14) days after the General Manager ceases to serve, such replacement being subject to the same qualifications listed above. Franchisee shall provide for interim management of the Store until the replacement is designated, such interim management to be conducted in accordance with the terms of this Agreement.

     C. Franchisee shall maintain competent, conscientious and trained personnel to operate the Store in accordance with this Agreement and the Manuals and shall take such steps as are necessary to ensure that its employees maintain good customer relations.

     D. Franchisee understands that compliance by all franchisees operating under the System with Franchisor's training and operational requirements is an essential and material element of the System and that Franchisor and franchisees operating under the System consequently expend substantial time, effort, and expense in training management personnel. Accordingly, Franchisee agrees that if during the term of this Agreement, Franchisee shall designate as its General Manager any individual who is at the time or was at any time during the prior six (6) months employed in a managerial position by Franchisor or any of its subsidiaries or affiliates, or by any other franchisee in the System, such former employer shall be entitled to be compensated for the reasonable costs and expenses incurred by such employer in connection with the training of such individual. The parties agree that such expenditures may be uncertain and difficult to ascertain and therefore agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to four (4) times the General Manager's monthly salary at the time of the termination of his employment with such former employer shall be paid by Franchisee prior to such individual assuming the position of General Manager. In seeking an individual to serve as General Manager, Franchisee shall not discriminate in any manner whatsoever against any individual, the employment of whom by Franchisee is subject to the provisions of this Section 11.D, on the basis of the compensation required to be paid by Franchisee hereunder in the event of the employment by Franchisee of such individual. The parties hereto expressly acknowledge and agree that no current or former employee of Franchisor, its subsidiaries and affiliates, or of any franchisee under the System shall be a third party beneficiary of this Agreement or any provision hereof, excluding only the covenant of Franchisee set forth in the preceding sentence. Franchisor hereby expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Franchisor or its subsidiaries and affiliates, or any franchisee operating under the System, who is designated as General Manager or employed by Franchisee in any other capacity, and Franchisor shall not be liable for any losses, of whatever nature or kind, incurred by Franchisee in connection therewith.

     E. To ensure that the highest degree of quality and service is maintained, Franchisee shall operate the Store in strict conformity with such methods, standards and specifications as Franchisor may from time to time prescribe in the Manuals or otherwise in writing. Franchisee further agrees:

          (1) To offer for sale and sell at the Store all products and services required by Franchisor and to provide such products and services in the manner and style prescribed by Franchisor;

          (2) To offer for sale and sell only products and services expressly approved for sale in writing by Franchisor; to refrain from deviating from Franchisor's standards and specifications without Franchisor's prior written consent; and to discontinue offering for sale and selling any product or service which Franchisor disapproves in writing at any time;

          (3) To purchase the point-of-sale computer hardware and POS Software System from Franchisor or its designated supplier and install such equipment and items, at Franchisee's expense, at the Store; and to purchase or lease and install, at Franchisee's expense, all other fixtures, furnishings, equipment, decor items, and signs which conform to Franchisor's standards and specifications as Franchisor may reasonably direct from time to time in the Manuals or otherwise in writing and refrain from installing or permitting to be installed on or about the Store premises, without Franchisor's prior written consent, any fixtures, furnishings, equipment, decor, signs, or other items not previously approved by Franchisor. If any of the property described above is leased by Franchisee from a third party, such lease must be approved by Franchisor, in writing, prior to execution. Franchisor's approval shall be conditioned upon such lease containing a provision which permits any interest of Franchisee in the lease to be assigned to Franchisor upon the termination or expiration of this Agreement and which prohibits the lessor from imposing an assignment or related fee upon Franchisor in connection with such assignment;

          (4) To purchase the opening inventory order from Franchisor, except as Franchisee is permitted to acquire the opening inventory in accordance with Section 9.J, and to obtain all products, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies and other materials required for operation of the Store solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to Franchisor's continuing reasonable satisfaction, the ability to meet Franchisor's then-current standards and specifications for such items and who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably, and who have been approved in writing by Franchisor and not thereafter disapproved; and

          (5) If Franchisee desires to purchase, lease or use products from a supplier who has not been previously approved by Franchisor, Franchisee shall submit to Franchisor a written request for such approval or may request the supplier to do so. Franchisee shall not purchase or lease from any supplier until and unless such supplier has been approved in writing by Franchisor. Franchisor's representatives shall be permitted to inspect the supplier's facilities, and to require that samples from the supplier be delivered to Franchisor for evaluation. Franchisor reserves the right, at its option, to reinspect the facilities and products from time to time and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's then-current criteria.

     Notwithstanding the foregoing, Franchisor shall not be required to approve any particular supplier.

     F. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including forms, stationery and business cards) and other items which may be designated by Franchisor to bear the Proprietary Marks in the form, color, location and manner prescribed by Franchisor.

     G. Franchisee shall, at Franchisee's sole cost and expense, maintain the Store in the highest degree of repair and condition and in conformity with the standards, specifications, and requirements of the System, as the same may be designated by Franchisor from time to time. Franchisee specifically agrees to repair or replace, at Franchisee's cost, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Store as necessary or desirable, and to obtain, at Franchisee's cost, any new or additional equipment, fixtures, supplies, and other products and materials which may be reasonably required by Franchisor in order for Franchisee to offer and sell products or services from the Store. Except as may be expressly provided in the Manuals, no alterations or improvements, or changes of any kind in design, equipment, signs, interior, or exterior decor items, fixtures or furnishings shall be made in or about the Store or Store premises without the prior written approval of Franchisor in each instance.

     H. In order to assure the continued success of the Store, Franchisee shall, upon the request of Franchisor, modernize the Store premises, equipment, signs, interior, and exterior decor items, fixtures and furnishings required for the operation of the Store, to Franchisor's then-current standards and specifications; however, Franchisee shall not be required to modernize the Store more than one (1) time every three (3) years during the term of this Agreement. Franchisee's obligations under this
Section 10.H are in addition to, and shall not relieve Franchisee from, any of its other obligations under this Agreement, including those contained in the Manuals.

     I. Franchisee shall grant Franchisor and its representatives and agents the right to enter upon the Store premises at any time for the purpose of conducting inspections of the Store and its operations, and Franchisee shall cooperate with Franchisor's representatives and agents in such inspections by rendering such assistance as they may reasonably request and, upon notice from Franchisor or its representatives and agents and without limiting Franchisor's other rights under this Agreement, Franchisee shall take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should Franchisee, for any reason, fail to correct such deficiencies within a reasonable time as determined by Franchisor, Franchisor shall have the right and authority (without, however, any obligation to do so), to correct such deficiencies and to charge Franchisee a reasonable fee for Franchisor's expenses in so acting, payable by Franchisee immediately upon demand.

     J. Franchisee shall (1) continuously maintain on the exterior of the Store an approved C.D. Warehouse sign, and (2) continuously maintain on the inside of a front window of the Store an approved neon "Buy, Sell, Trade Compact Discs" sign.

     K. Franchisee shall be required to have an initial inventory on the first day the Store is open of not less than three thousand (3,000) used compact discs. Franchisee shall be required to increase the initial inventory to four thousand (4,000) used compact discs within a sixty (60) day period of the opening of the Store. After this sixty (60) day period, Franchisee shall maintain, at a minimum, four thousand (4,000) used compact discs. Franchisor recommends an increase in the initial inventory at a rate of 500-1,000 units per month until the Store has an inventory of approximately 6,000-10,000 units. Franchisee shall permit Franchisor's operations personnel to conduct periodic inspections of the Store's inventory during normal business hours or at any time after reasonable notice. Franchisee must promptly correct any condition as to the inventory quantity or quality noted as "unsatisfactory" in the inspection report.

     L. Franchisee shall ensure that the General Manager be required to sign a non-compete and confidentiality agreement provided by Franchisor, a copy of which is Attachment C hereto.

     M. Franchisee shall ensure that all of the Store's employees (other than the General Manager), full time and part time, Store's contract laborers, and Store's assistants, paid or unpaid, be required to sign a confidentiality agreement provided by Franchisor, a copy of which is Attachment D hereto.

     N. Franchisee shall display beside the Store's computer and in public view a "franchise opportunity" display furnished by Franchisor at its expense for the purpose of increasing public awareness of the availability of C.D. Warehouse franchises.

     O. Unless provided by Franchisor in consideration of Franchisee's advertising fees, Franchisee shall purchase, at a reasonable price, all (1) wall posters, photos, graphics, signs, or banners, (2) point of purchase promotional material, and (3) any other advertising and marketing materials developed from time to time by Franchisor.

     P. Franchisee shall comply with all other requirements set forth in this Agreement.

12.  INSURANCE

     A. Franchisee shall procure, prior to commencing construction of the Store, and shall maintain in full force and effect during the term of this Agreement, and any renewal hereof, at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor and its subsidiaries, affiliates, successors and assigns, and their respective directors, officers, shareholders, partners, employees, agents and representatives, against any demand or claim relating to personal injury, death, property damage or any loss, liability or expense whatsoever arising or occurring upon or in connection with the Store or by reason of the construction, operation or occupancy of the Store, as well as such other insurance applicable to such other special risks, if any, as Franchisor may reasonably require for its own and Franchisee's protection.

     B. Such policy or policies shall be written by an insurance company approved by Franchisor and shall include, at a minimum (except as additional coverage and higher policy limits may reasonably be specified for all franchisees, from time to time, by Franchisor in the Manuals or otherwise in writing), the following insurance coverage and policy limits:

          (1) Comprehensive general liability insurance, including personal injury coverage, property damage coverage, products liability coverage and fire and storm damage coverage, with primary and excess limits of not less than Five Hundred Thousand Dollars ($500,000);

          (2) Employer's liability and workers' compensation, in amounts as required by statute or rule of the state in which the Store is located; and

          (3) Other insurance which may be required by statute or rule of the state or locality in which the Store is located.

     C. Franchisee's obligation to obtain and maintain the policy or policies in the amounts specified in Section 12.B shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, and each such insurance policy shall provide that the proceeds thereof shall not be reduced by any amount payable or paid to Franchisor under any policy procured and maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section 22 hereof.

     D. All public liability, property damage, and motor vehicle liability policies shall contain a provision that Franchisee's insurance coverage shall be primary to any coverage maintained by Franchisor and Franchisor shall be entitled to recover under Franchisee's policies for any loss occasioned to Franchisor, its subsidiaries, affiliates, successors and assigns, and their respective officers, directors, shareholders, employees, servants, agents, or representatives for whatever reason.

     E. Should Franchisee, for any reason, fail to procure and maintain the insurance coverage required by this Agreement or fail to provide proof of such insurance upon request by Franchisor, Franchisor shall have the right, at its option, to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon notice. The foregoing rights and remedies shall be in addition to any other remedies Franchisor may have.

13.  TAXES, PERMITS AND INDEBTEDNESS

     A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all trade and other accounts and indebtedness of every kind incurred by Franchisee in the conduct of the business franchised under this Agreement.

     B. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, excise tax or any license or tax similar thereto, directly or indirectly imposed on Franchisor with respect to any payment to Franchisor required under this Agreement. The preceding sentence shall not apply to any franchise tax or income, war profits or excess profits tax for any tax in lieu thereof, imposed on Franchisor with respect to the aforesaid payments.

     C. In the event of any BONA FIDE dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Store, or any improvements thereon.

     D. Franchisee shall comply with all federal, state and local laws, rules and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the Store, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits and fire clearances and shall promptly provide Franchisor with copies of the same in accordance with Section 8.B and promptly thereafter as new or modified permits, licenses or certificates are obtained.

     E. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Store.

14.  RECORDS AND REPORTS

     A. Franchisee shall maintain during the term of this Agreement full, complete and accurate books, records and accounts including, without limitation, sales slips, purchase orders, invoices, payroll records, bank statements, and cash receipts and disbursements journals and ledgers in accordance with generally accepted accounting principles. Franchisee shall preserve such books, records and accounts for not less than seven (7) years following the date of their preparation.

     B. Franchisee, at its expense, shall submit to Franchisor a weekly report of Gross Sales of the Store and such other data or information as Franchisor may reasonably require. Such report shall be delivered each week during the term of this Agreement and shall be in the form prescribed by Franchisor.

     C. In addition to the sales report described in Section 14.B, Franchisee, at its expense, shall, upon request by Franchisor, submit to Franchisor a monthly and year-to-date financial statement of Franchisee and the business franchised hereunder. Such statement shall be delivered within thirty (30) days following the conclusion of each calendar month during the term of this Agreement and shall be prepared in accordance with generally accepted accounting principles and certified as true, complete and accurate by Franchisee or Franchisee's treasurer or chief financial officer. In addition, upon the request of Franchisor, within ninety (90) days following the conclusion of Franchisee's fiscal year, Franchisee shall, at Franchisee's expense, deliver year-end financial statements of Franchisee and the Store that have been prepared in accordance with generally accepted accounting principles and reviewed for completeness and lack of material misstatements or omissions by an independent certified public accountant or bookkeeping service approved by Franchisor.

     D. Franchisee shall file all federal, state and local reports and returns as may be required by law in connection with the operation of the Store.

     E. Franchisee shall also submit to Franchisor, for review or audit, such other forms, reports, tax returns, records, information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the Manuals or otherwise in writing.

     F. Franchisor or its designated agents shall have the right during normal business hours and after reasonable written notice to examine, copy or electronically poll all of Franchisee's books, records, tax returns and correspondence. Furthermore, Franchisor shall have the right at all times to electronically poll any and all information generated by the POS Software System including, but not limited to, all inventory information, all accounting information, all sales volume information, and any information relevant to the collection of royalty payments. Franchisor shall also have the right, after reasonable written notice, to have an independent audit performed on the books and records of Franchisee and the Store. If any such examination discloses a deficiency in any payment to Franchisor, Franchisor shall give notice of the deficiency to Franchisee, and Franchisee shall pay the amount of the deficiency within ten (10) days after receipt of the notice, together with a service and handling charge equal to five percent (5%) of the total amount then due. If any inspection discloses an understatement of Gross Sales for any period of more than two percent (2%) of Gross Sales, Franchisee shall, in addition, reimburse Franchisor for all costs in connection with the examination or audit. The foregoing remedies shall be in addition to any other remedies Franchisor may have under this Agreement.

     G. Franchisee shall grant Franchisor or its agents, upon request of Franchisor, the right to contact and obtain information from third parties doing business with Franchisee regarding Franchisee's financial condition or business practices or policies. Franchisee agrees that any third party, including, without limitation, clients, vendors, suppliers, financial institutions, lessors and financiers, may release any and all information requested by Franchisor without obtaining any further permission from Franchisee.

15.  PROPRIETARY MARKS

     A. Franchisor hereby grants to Franchisee a license to use the Proprietary Marks during the term of this Agreement in accordance with the System and the standards and specifications attendant thereto, as prescribed by Franchisor from time to time which underlie the goodwill associated with and symbolized by the Proprietary Marks.

    B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

         (1) Franchisee shall use only the Proprietary Marks designated by Franchisor and shall use them only in the manner authorized and permitted by Franchisor. Any unauthorized use of the Proprietary Marks shall constitute an infringement of Franchisor's rights and a material event of default under this Agreement. Franchisee shall not use the name C.D. Warehouse or any other Proprietary Mark in the corporate or other legal name of any corporation or other entity formed by or affiliated with Franchisee;

         (2) Franchisee shall use the Proprietary Marks only for the operation of the Store or in advertising for the Store. Franchisee shall permanently cease all use of the Proprietary Marks immediately upon termination or expiration of this Agreement and take appropriate action to remove the Proprietary Marks from the premises upon which the Store is located and to cancel any advertising relating to Franchisee's use of the Proprietary Marks;

         (3) Franchisor shall have the right to approve any materials containing any of the Proprietary Marks, including, without limitation, signs, stationery, business cards, forms and other materials and supplies used by Franchisee;

         (4) During the term of this Agreement, Franchisee shall identify itself as the owner of the Store (i) in conjunction with any use of the Proprietary Marks, including without limitation, uses on invoices, order forms, receipts and contracts, and (ii) in a notice of such content and form and at such conspicuous locations at the Store premises as Franchisor may require;

         (5) Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor or any of its affiliates;

         (6) Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Store only under the mark C.D. Warehouse without prefix or suffix;

         (7) Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability, and upon request of Franchisor, Franchisee shall provide it with a copy of such document(s); and

         (8) Franchisee shall immediately notify Franchisor of any infringement of the Proprietary Marks or challenge to its use of any of the Proprietary Marks or claim by any person of any rights in any of the Proprietary Marks. Franchisee and Franchisee's Principals agree that Franchisee will not communicate with any person other than Franchisor and Franchisor's counsel in connection with any such infringement, challenge, or claim. Franchisor shall have sole discretion to take such action as it deems appropriate and the right to exclusively control and conduct any litigation, or Patent and Trademark Office or other proceeding arising out of any infringement, challenge, or claim relating to any of the Proprietary Marks. Franchisee agrees to execute any and all instruments and documents, render such assistance, and perform such acts as may, in the opinion of Franchisor's counsel, be necessary or advisable to protect and maintain Franchisor's interests in any such litigation or Patent and Trademark Office or other proceeding or to otherwise protect and maintain Franchisor's interest in the Proprietary Marks.

    C.   Franchisee expressly acknowledges and agrees that:

         (1) Franchisor is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;

         (2) The Proprietary Marks are valid and serve to identify Franchisor as the source of origin of goods and services provided under them;

         (3) Franchisee shall not directly or indirectly contest the ownership or validity of the Proprietary Marks;

         (4) Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership or other interest in or to the Proprietary Marks, except the limited license granted pursuant to this Agreement;

         (5) Any and all goodwill and improvements to the System arising from Franchisee's use of the Proprietary Marks shall inure solely and exclusively to the benefit of Franchisor, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks; and

         (6) Franchisor reserves the right to substitute different Proprietary Marks for use in identifying the System and the businesses operating thereunder if the Proprietary Marks no longer can be used or such use is restricted, or if Franchisor, in its sole business judgment, determines that substitution of different marks will be beneficial to the System. Any costs incurred by Franchisee to comply with any change or modification of the Proprietary Marks shall be paid solely by Franchisee; provided that Franchisor shall reimburse Franchisee for reasonable expenses incurred which are directly related to such change or modification upon receipt of documentation satisfactory to Franchisor, such reimbursement to be limited to fifty percent (50%) of Franchisee's total expenses or $2,000.00, whichever is less.

16. CONFIDENTIAL MANUALS

    A. Franchisee shall receive on loan from Franchisor several manuals including, without limitation, the Operations Manual, Site Selection Manual, Store Specifications Manual,

Computer Manual, and the Advertising Manual (collectively, the "Manuals") concerning the operation, merchandising, desing, advertising, and other aspects of the System. Franchisee and all other employees shall at all times treat the Manuals, any other manuals created for or approved for use in operation of the Store, and the information contained therein as confidential and shall maintain such information as secret and confidential. One set of the Manuals shall be provided at no expense to Franchisee. Franchisor also reserves the right to impose a reasonable fee for the replacement of any Manual provided to Franchisee. Franchisee shall not at any time copy, duplicate, record or otherwise reproduce the foregoing materials in whole or in part, nor otherwise disclose or make the same available to an unauthorized person.

    B. In order to protect the reputation and goodwill of Franchisor and to maintain high standards of operation under Franchisor's Proprietary Marks, Franchisee shall conduct its business in accordance with the Manuals, other written directives which Franchisor may issue to Franchisee from time to time whether or not such directives are made part of the Manuals, and any other manuals and materials created or approved for use in the operation of the Store.

    C. Franchisee and each of Franchisee's Principals acknowledge and agree that it will abide by the specifications, standards and procedures contained in each of the Manuals.

    D. The Manuals, written directives, other manuals and materials, and any other confidential communications provided or approved by Franchisor shall at all times remain the sole property of Franchisor, shall at all times be kept in a secure place on the Store premises and shall be returned to Franchisor immediately upon request or upon termination or expiration of this Agreement.

    E. Franchisor may from time to time revise the contents of the Manuals and the contents of any other manuals and materials created or approved for use in the operation of the Store. Franchisor shall promptly send all such changes to Franchisee and Franchisee expressly agrees to insert all changes and additions into the correct Manual upon receipt of the same and agrees to comply with each new or changed standard.

    F. Franchisee shall at all times ensure that the Manuals are kept current and up to date. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by Franchisor at Franchisor's office shall be controlling.

17. CONFIDENTIAL INFORMATION

    A. Franchisee and each of Franchisee's Principals shall not, during the term of this Agreement or any time thereafter, communicate, divulge, or use for the benefit of any other person, partnership, association, corporation or other entity any confidential information, trade secrets, knowledge, know-how, or techniques concerning the methods of operation of the Store which, in addition to the Manuals described above, may be communicated or provided to Franchisee or Franchisee's Principals or of which they may be apprised by virtue of Franchisee's operation of the Store under the terms of this Agreement. Franchisee and Franchisee's Principals shall divulge such confidential information only to the General Manager and such of Franchisee's employees as must have access to such confidential information in connection with the operation of the Store. Franchisee and Franchisee's Principals shall not divulge any confidential information to any holder of a beneficial interest in Franchisee other than Franchisee's Principals unless that holder has executed a confidentiality agreement substantially in the form of Attachment D. Any and all information, trade secrets, knowledge, know-how, and techniques which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement. All information collected, stored, processed, or generated by the POS Software System shall be considered confidential information. Neither Franchisee nor any of Franchisee's Principals shall, at any time, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, or otherwise make the same available to any unauthorized person, without the prior written consent of Franchisor.

    B. Franchisee shall require and obtain execution of covenants concerning the confidentiality of the information described in Sections 16 and 17.A from Franchisee's General Manager and other Store personnel. Such covenants shall be substantially in the form of Attachment C for the General Manager, and in the form of Attachment D for other Store personnel. Franchisor may, in its sole discretion, modify Attachments C with respect to the General Manager to remove the covenant-not-to-compete provisions if, pursuant to Section 21, Franchisor does not require execution of such covenants by Franchisee's personnel.

    C. If Franchisee or any of Franchisee's Principals develops any new concepts, processes, or improvements in the operation or promotion of the Store, Franchisee agrees to promptly notify Franchisor and provide Franchisor with all necessary information concerning the same, without compensation. Franchisee and Franchisee's Principals acknowledge that any such concept, process or improvement shall become the property of Franchisor, and Franchisor may utilize or disclose such information to its developers, franchisees and other parties as it deems appropriate.

    D. Franchisee and each of Franchisee's Principals acknowledge that any failure to comply with the requirements of this Section 17 shall constitute a material event of default under this Agreement; that such failure will cause Franchisor irreparable injury and that money damages will not adequately compensate Franchisor; and that Franchisor may obtain specific performance of, or an injunction against a violation of, the requirements of this Section 17 without the necessity of posting bond. Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by Franchisor in enforcing its rights under this Section 17.

18. DEFAULT AND TERMINATION

    A. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee if Franchisee shall become insolvent or shall have made a general assignment for the benefit of creditors; or a petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof shall have been filed by Franchisee or such a petition shall have been filed against and not opposed by Franchisee; or Franchisee admits in writing its inability to pay its debts when due; or Franchisee shall have been adjudicated bankrupt or insolvent in proceedings filed against Franchisee under any section or chapter of federal bankruptcy law or any similar law or statute of the United States or any state thereof; or a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets shall have been filed and not opposed by Franchisee; or a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, shall have been appointed by any court of competent jurisdiction; or proceedings for a composition with creditors under any state or federal law shall have been instituted by or against Franchisee; or a final judgment against Franchisee shall have remained unsatisfied or of record for thirty
(30) days or longer (unless supersedeas bond shall have been filed); or if Franchisee is dissolved; or execution shall have been levied against Franchisee, Franchisee's Store or property; or suit to foreclose any lien or mortgage against the premises or equipment shall have been instituted against the premises or equipment of any business operated hereunder and not dismissed within thirty (30) days; or the real or personal property of any business operated hereunder shall be sold after levy thereupon by any sheriff, marshall or constable.

    B. Franchisee shall be in default and Franchisor may, in its sole discretion, immediately terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default (except as otherwise required by law) effective upon notice to Franchisee, upon the occurrence of any of the following events, each of which shall be deemed to be a material event of default:

         (1) If Franchisee operates the Store or sells any products or services authorized by Franchisor for sale at the Store at a location which has not been approved by Franchisor;

         (2) Franchisee knowingly shall have made a false representation to Franchisor in any of the reports or statements which Franchisee may be required to furnish to Franchisor pursuant to this Agreement or pursuant to the Manuals;

         (3) Franchisee or any of Franchisee's Principals shall have been convicted of or shall have entered a plea of NOLO CONTENDERE to a felony, a crime involving moral turpitude, or any other crime or offense that Franchisor shall believe reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Franchisor's interest therein;

         (4) If Franchisee shall have ceased to do business at any of the Stores for seven (7) consecutive days, or shall have lost the right to possession of the premises, or otherwise shall have forfeited the right to do or transact business in the jurisdiction where the Store is located; provided, however, this provision shall not apply in cases of Force Majeure (as defined in Section 25.A) if, through no fault of Franchisee, the premises shall have been damaged or destroyed and Franchisee, within thirty
    (30) days after such damage or destruction has occurred, applies for Franchisor's approval to relocate or reconstruct the Store premises, which approval shall not be unreasonably withheld, but may be conditioned upon the payment of an agreed minimum Royalty Fee to Franchisor during the period in which the Store is not in operation;

         (5) If Franchisee breaches or is in default under any of the representations, warranties and covenants contained in Section 7;

         (6) If a transfer or attempt to transfer any rights or obligations under this Agreement or any interest in Franchisee or any of the Stores to any third party is made without Franchisor's prior written consent, or without offering Franchisor a right of first refusal with respect to such transfer, contrary to the terms of Section 20 of this Agreement;

         (7) If Franchisee fails to comply with the covenants in Section 17.A or 21.B hereof or if Franchisee fails to obtain the execution of the covenants required under Section 17.B or 21.I hereof within thirty (30) days following Franchisor's request that Franchisee obtain the execution of such covenants;

         (8) If an approved transfer upon death or permanent disability is not effected within the time period prescribed by Section 20.E hereof;

         (9) If Franchisee fails to open and operate a Store within sixty (60) days after the date of execution of this Agreement, or within any additional time period approved by Franchisor pursuant to Section 8.A of this Agreement;

         (10) If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or with the System, or Franchisor's rights therein and does not cure such default within twenty-four (24) hours following notice thereof from Franchisor;

         (11) If Franchisee fails to procure and maintain such insurance policies as required by Section 11 and Franchisee fails to cure such default within seven (7) days following notice thereof from Franchisor;

         (12) If Franchisee fails, refuses, or neglects to promptly pay any monetary obligation owing to Franchisor or its subsidiaries or affiliates when due, or to submit the financial or other information required by Franchisor under this Agreement, and does not cure such default within ten (10) days following notice thereof from Franchisor;

         (13) If Franchisee is in default for more than ten days with respect to the payment of any monetary obligation due to Franchisor hereunder more than two (2) times during any immediately preceding twelve (12) month period of time, whether or not cured by Franchisee after notice by Franchisor; or

         (14) Except as provided in Section 18.B(13), if Franchisee repeatedly is in default under Section 18.C hereof for failure to comply with any of the requirements imposed by this Agreement, whether or not cured after notice by Franchisor.

    C. Except as provided in Section 18.B above, upon any default by Franchisee which is susceptible of being cured, Franchisor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Franchisee at least thirty (30) days prior to the effective date of termination; provided, however, that Franchisee may avoid termination by immediately initiating a remedy to cure such default and curing it to Franchisor's satisfaction within the thirty (30) day period, and by promptly providing proof thereof to Franchisor. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Defaults which are susceptible of cure hereunder may include, but are not limited to, the following illustrative events:

         (1) If Franchisee fails to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably be supplemented by the Manuals, or fails to carry out the terms of this Agreement in good faith;

         (2) If Franchisee fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals, or otherwise in writing;

         (3) If Franchisee fails, refuses or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement; or

         (4) If Franchisee engages in any business or markets any service or product under a name or mark which, in Franchisor's opinion, is confusingly similar to the Proprietary Marks.

19. OBLIGATIONS UPON TERMINATION OR EXPIRATION

    Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and each of the following provisions apply:

    A. Franchisee shall immediately and permanently cease to use in any manner whatsoever any equipment, methods, procedures and techniques associated with the System, the name C.D. Warehouse and all Proprietary Marks and distinctive trade dress and devices associated with the System, and Franchisee shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark C.D. Warehouse or any other trademark or service mark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after termination or expiration of this Agreement.

    B. Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. Such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the termination or expiration of this Agreement (including damages, expenses and attorneys' fees incurred in obtaining injunctive or other relief for the enforcement of any provision of this Section 19), which obligation shall, until paid in full, give rise to and remain a lien in favor of Franchisor against any and all of the personal property furnishings, fixtures, equipment, signs and inventory owned by Franchisee and on the premises at the time of the termination or expiration. Franchisor shall have the right to file this Agreement as a financing statement with the proper offices to perfect its lien hereunder.

    C. Franchisee shall immediately deliver to Franchisor all manuals, including the Manuals, records, files, instructions, correspondence, and any and all other materials relating to the System and the operation of the business franchised hereunder in Franchisee's possession, and all copies thereof (all of which are acknowledged to be Franchisor's property), and Franchisee shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement and any correspondence between the parties, and any other documents which Franchisee reasonably needs for compliance with any provision of law.

    D. Franchisee, at Franchisor's option, shall assign to Franchisor all rights to the telephone number for the Store and any related Yellow Pages listing and execute any documents which may be necessary or desirable to effect the transfer and appoint Franchisor its agent to effect such transfer with the telephone company. Franchisee does hereby appoint Franchisor its true and lawful agent and attorney-in-fact with full power and authority, for the sole purpose of taking such action as is necessary to complete such assignment. Franchisee shall use different telephone numbers at or in connection with any subsequent business conducted by Franchisee.

    E. Franchisee shall, at Franchisor's option, assign to Franchisor any interest which Franchisee has in any lease or sublease for the premises or with respect to any equipment used in the operation of the Store. Franchisor may exercise such option at or within thirty (30) days after either termination or (subject to any existing right to renew) expiration of this Agreement. In the event Franchisor does not elect to exercise its option to acquire the lease or sublease for the premises of the Store, Franchisee shall make such modifications or alterations to the premises operated hereunder immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of such premises from that of other C.D. Warehouse

Stores under the System, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this Section 19, Franchisor shall have the right to enter upon the premises where Franchisee's Store was operated, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

    F. Franchisor shall also have the option, but not the obligation, which it may exercise by providing written notice thereof within thirty (30) days after termination or expiration of this Agreement, to purchase any or all inventory, fixtures, equipment, furnishings and any and all other items bearing the Proprietary Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on a fair market value within thirty (30) days from Franchisor's notice, a qualified independent appraiser shall be designated by Franchisor, the determination of such appraiser to be binding on the parties. No value will be given to goodwill. If Franchisor elects to exercise any option to purchase items as herein provided, it shall have the right to set off all amounts due from Franchisee and the cost of the appraisal, if any, against any payment therefor. In the event Franchisor exercises this option, Franchisee shall deliver to Franchisor, in a form satisfactory to Franchisor, such bills of sale, assignments, releases of liens and other such documents which Franchisor deems reasonably necessary. The closing for such purchase shall be within thirty (30) days following the date the purchase price for such goods and items is determined, or such other date as the parties may mutually agree upon.

    G. Franchisee and each of Franchisee's Principals agree, in the event any such party continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Franchisor's rights in and to the Proprietary Marks, and further agree not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor constituting unfair competition.

    H. Franchisee and Franchisee's Principals shall comply with the restrictions on confidential information contained in Sections 16 and 17.A and the covenants contained in Section 21.B of this Agreement. Any other person required to execute similar covenants pursuant to Section 17.B or 21.I shall also comply with such covenants.

20. TRANSFER OF INTEREST

    A.   TRANSFER BY FRANCHISOR

    Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations hereunder to any person or legal entity and all rights hereunder shall inure to the benefit of Franchisor and its successors and assigns.

    B.   TRANSFER BY FRANCHISEE

    (1) Franchisee and Franchisee's Principals acknowledges and agrees that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted the franchise rights hereunder in reliance on the business skill, financial capacity and personal character of Franchisee. Accordingly neither this Agreement (or any interest herein), any part or all of the ownership of Franchisee, the Store (or any interest therein), may be transferred without the prior written approval of Franchisor, and any such transfer without such approval shall constitute a breach hereof and a material event of default under Section 18.B(6) of this Agreement, and shall convey no rights to or interests in this Agreement, Franchisee, or the Store.

    (2) As used in this Agreement, the term "transfer" shall mean and include the voluntary, involuntary, direct or indirect assignment, sale, gift or other transfer by Franchisee or any of Franchisee's Principals of any interest in: (1) this Agreement, (2) the ownership of Franchisee, (3) the Store, or (4) the assets of the Store (other than in the ordinary course of business). An assignment, sale, gift or other transfer shall include the following events: (1) the transfer of ownership of capital stock or partnership interests, (2) merger or consolidation, or issuance of additional securities representing an ownership interest in Franchisee, (3) any sale of voting stock of Franchisee or any security convertible to voting stock of Franchisee, (4) transfer of interest in this Agreement, Franchisee, or the Store or any of its assets in a divorce, insolvency, corporate or partnership dissolution proceeding, or otherwise by operation of law, or (5) transfer of an interest in this Agreement, Franchisee, or the revenue, profits, rights or assets of the Store, in the event of the death of Franchisee or a Franchisee Principal by will, declaration of or transfer in trust, or under the laws of intestate succession.

    C.   CONDITIONS FOR APPROVAL OF TRANSFER

    If Franchisee and Franchisee's Principals are in full compliance with this Agreement, Franchisor shall not unreasonably withhold its approval of a transfer that meets all of the applicable requirements of this Section 20.C.

    If the transfer is of this Agreement, or of any Franchisee's Principal's interest, or a controlling interest in Franchisee, or is one of a series of transfers which in the aggregate constitute the transfer of a controlling interest in Franchisee, Franchisor may in its sole discretion require, as conditions of its approval, any or all of the following conditions to be met prior to, or concurrently with, the effective date of the transfer:

    (1) Franchisee must pay all amounts owed to Franchisor and its subsidiaries and affiliates which are then due and unpaid;

    (2) Franchisee or Franchisee's Principals shall not be in default under any provision of this Agreement, any amendment or supplement hereto or any other agreement between Franchisee or any of Franchisee's Principals and Franchisor or any of its subsidiaries and affiliates;

    (3) Franchisee or the transferring Franchisee's Principal(s) must execute a general release, in a form prescribed by Franchisor, of any and all claims, of whatever kind or nature, against Franchisor, its Affiliates, successors and assigns and their respective officers, directors, shareholders, partners, employees, agents and representatives, including, without limitation, claims arising under this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries and affiliates and federal, state and local laws, regulations, rules or orders;

    (4) The transferee and its principals shall have demonstrated to Franchisor's satisfaction that transferee meets the then current criteria considered by Franchisor when reviewing a prospective franchisee of Stores, including Franchisor's educational, managerial and business standards, transferee's character, business reputation, credit rating and financial capability, and transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise);

    (5) The transferee shall have entered into a written agreement, in a form prescribed by Franchisor, assuming full, unconditional, joint and several liability for, and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement;

    (6) The transferee (or, if transferee is a corporation or a partnership, one of transferee's shareholders, partners or investors, as designated by Franchisor) and transferee's personnel must agree to complete Franchisor's training program to Franchisor's satisfaction;

    (7) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties, and covenants set forth in Section 6 as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of
Section 6 have been satisfied and are true and correct on the date of transfer;

    (8) Transferee, at its expense, shall renovate and modernize the facilities and equipment used in the Store to Franchisor's then-current standards for C.D. Warehouse Stores under the System, as Franchisor may require; and

    (9) Except in the case of a transfer to an entity formed solely for the convenience of ownership, Franchisee or its transferring Franchisee's Principals or the transferee shall have paid a transfer fee of Two Thousand Dollars ($2,000.00) or such greater amount as is reasonably necessary to reimburse Franchisor for its expenses in connection with the approval of the transfer of this Agreement.

    Franchisee shall not grant a security interest in this Agreement or the rights hereunder without Franchisor's prior written consent, which consent shall not be unreasonably withheld. In connection therewith, the secured party shall be required by Franchisor to agree that in the event of any default by Franchisee under any documents related to the security interest, Franchisor shall have the right and option (but not the obligation) to be substituted as obligor to the secured party and to cure any default of Franchisee.

    Franchisee and its Principal Owners acknowledge and agree that each condition which must be met by the transferee is reasonable and necessary to assure such transferee's full performance of the obligations hereunder.

    D.   TRANSFER FOR CONVENIENCE OF OWNERSHIP

    In the event that the proposed transfer is to a business entity formed by Franchisee solely for the convenience of ownership, Franchisor's consent to such transfer shall be conditioned upon the requirements set forth in this
Section 20 except for the requirements of Sections 20.C(3), (4), (6), and
(7); and provided that Franchisee shall pay a transfer fee of Five Hundred Dollars ($500.00), or such greater amount as is reasonably necessary to reimburse Franchisor for its expenses in connection with the approval of the transfer and shall deliver to Franchisor the documents described in Section 7.B with respect to such business entity. Franchisee shall be the owner of all the voting stock or equity interest of the entity and if Franchisee has more than one owner, each owner shall have the same proportionate ownership interest in the entity as he had in Franchisee prior to the transfer.

    E.   FRANCHISOR'S RIGHT OF FIRST REFUSAL

    (1) Any party holding a twenty-five percent (25%) or more interest in Franchisee, or this Agreement, or a controlling interest if less than twenty-five percent (25%), who desires to accept any BONA FIDE offer from a third party to purchase such interest shall promptly notify Franchisor in writing of each such offer and shall provide such information and documentation relating to the offer as Franchisor may require including, without limitation, the name and address of the prospective purchaser, the terms of the offer and a copy of any letter of intent or proposed purchase contract. Franchisor shall have the right and option, exercisable for thirty
(30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty (60) days from the date of notice to the seller of the election to purchase by Franchisor or such later date as may be provided in the third party offer. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section 20.E shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section 20, with respect to a proposed transfer.

    (2) In the event an offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the non-cash part of the offer, an independent appraiser, qualified by training and experience to appraise such non-cash consideration, shall be designated by Franchisor and Franchisee to determine such amount, and his determination shall be binding on the parties. If the parties cannot agree on an independent appraiser in a reasonable time, an independent appraiser shall be designated by each party and the two (2) independent appraisers so designated shall select a third independent appraiser. the determination of a reasonable equivalent in cash by a majority of the appraisers so chosen shall be binding. Franchisor and Franchisee shall each bear an equal share of the costs of the appraisal.

    F.   TRANSFER UPON DEATH OR PERMANENT DISABILITY

    (1) Upon the death of Franchisee (if Franchisee is an individual) or, if Franchisee is a corporation or partnership, upon the death of any person with a 25% or more interest in Franchisee, the Store, or this Agreement (the "Deceased"), the executor, administrator or other personal representative of the Deceased will have six (6) months from the date of death to transfer such interest to a third party approved by Franchisor. If Franchisee is a corporation or other entity and the Deceased's interest will be transferred to any of Franchisee's Principals, the transfer is permitted and requires no approval by Franchisor. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee must transfer such interest to a third party approved by Franchisor within six (6) months after the death of the Deceased.

    (2) Upon the permanent disability of Franchisee (if Franchisee is an individual) or, if Franchisee is a corporation or partnership, upon the permanent disability of any person with a 25% or more interest in Franchisee, Franchisor may, in its sole discretion, require such interest to be transferred to a third party approved by Franchisor within six (6) months after notice to Franchisee. If Franchisee is a corporation or other entity and the Deceased's interest will be transferred to any of Franchisee's Principals, the transfer is permitted and requires no approval by Franchisor. "Permanent disability" means any physical, emotional, or mental injury, illness, or incapacity which would prevent a person from performing the obligations set forth in the Agreements for at least 90 consecutive days and from which condition recovery within ninety days from the date of determination of disability is unlikely. Permanent disability will be determined upon examination of the person by a licensed practicing physician selected by Franchisor; or if the person refuses to submit to an examination, then such person will be automatically deemed permanently disabled as of the date of such refusal. The cost of any examination required by the Agreements will be paid by Franchisor.

    (3) Upon the death or claim of permanent disability of any person described in Sections 20.F(1) and (2), Franchisee must promptly notify Franchisor of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in Section 20.C for any INTER VIVOS transfer. If an interest is not transferred upon death or permanent disability as required in this Section 20.F, and in accordance with the terms and conditions of Section 20, such failure shall constitute a material event of default under Section 18.B(6).

    G.   NON-WAIVER OF CLAIMS

    Franchisor's consent to a transfer of this Agreement, or any Franchise Agreement entered into pursuant to this Agreement, or any interest in Franchisee subject to the conditions of this Section shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

    H.   OFFERINGS BY FRANCHISEE

    If securities or partnership interests in Franchisee are offered to the public by Franchisee after the date hereof, Franchisor shall require Franchisee's offering materials to contain a written statement prescribed by Franchisor stating that Franchisor has not approved or reviewed the offering materials. Franchisee shall give Franchisor written notice at least thirty
(30) days prior to the date of commencement of any offering or other transaction covered by this Section 20.H.

21. COVENANTS

    A. Franchisee and Franchisee's Principals specifically acknowledge that, pursuant to this Agreement, Franchisee and Franchisee's Principals will receive valuable specialized training, trade secrets, and confidential information, including, without limitation, information regarding the management, operational and marketing methods and techniques of Franchisor and the System which are beyond the present skills and experience of Franchisee and Franchisee's Principals and Franchisee's managers and employees. Franchisee and Franchisee's Principals acknowledge that such specialized training, trade secrets, and confidential information provide a competitive advantage and will be valuable to them in the operation of the Store, and that gaining access to such specialized training, trade secrets, and confidential information is, therefore, a primary reason why they are entering into this Agreement.

    B. In consideration for such specialized training, trade secrets, confidential information and exclusive rights described in Section 21.A above, Franchisee and Franchisee's Principals covenant as follows: With respect to Franchisee, during the term of this Agreement, or with respect to each of Franchisee's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Franchisee's Principal" (as described in Section 32.E) and for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement or with respect to each of Franchisee's Principals, for a continuous uninterrupted period commencing upon the earlier of: (i) the expiration or termination of this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Franchisee's Principal" and for two (2) years thereafter, except as otherwise approved in writing by Franchisor, neither Franchisee nor any of Franchisee's Principals shall, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

         (1) divert or attempt to divert any business or customer of the Store to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

         (2) except as permitted by Section 11.D, employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee of Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment;

         (3) own, maintain, operate, engage in, or have any interest in any business in the United States which is the same as or similar to the Store including, but not limited to, any business which offers for sale of new or used compact discs (a "Competitive Business");

         (4) own, maintain, operate, engage in, or have any direct or indirect interest in any business in the United States which is granting franchises or licenses to others to operate a Competitive Business; or

         (5) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business or any entity which is granting franchises or licenses to others to operate Competitive Businesses.

    C. It is the express intention of the parties to this Agreement to comply with all laws applicable to the covenants contained in this Agreement. If any of the covenants contained in this Section 21 are found to exceed in duration, geography or scope those permitted by applicable law, it is expressly agreed that such restrictive covenant may be reformed or modified by the final judgment of a court of competent jurisdiction or other lawful constituted authority to reflect a lawful and enforceable duration, geography or scope, and such covenant automatically shall be deemed to be amended and modified so as to comply with the judgment or order of such court or authority. If any one or more of the provisions contained in this Section 21 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

    D. Franchisee and Franchisee's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 21.B in this Agreement, or any portion thereof, without their consent, effective immediately upon notice to Franchisee; and Franchisee and Franchisee's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 23 hereof.

    E. Franchisee and Franchisee's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 21.

    F. Franchisee and Franchisee's Principals understand and agree that the restrictions contained in Section 21.B are reasonable and necessarily protect the legitimate interests of Franchisor.

    G. Nothing contained in this Agreement shall prevent Franchisee or Franchisee's Principals from owning less than a one percent (1%) interest in any publicly traded equity or stock listed on a recognized national stock exchange or NASDAQ.

    H. Franchisee and each of Franchisee's Principals acknowledge that any failure to comply with the requirements of this Section 21 shall constitute a material event of default under this Agreement; that such failure will cause Franchisor irreparable injury and that money damages will not adequately compensate Franchisor; and that Franchisor may obtain specific performance of, or an injunction against a violation of, the requirements of this Section 21 without the necessity of posting bond. Franchisee and Franchisee's Principals agree to pay all court costs and reasonable attorneys' fees incurred by Franchisor in enforcing its rights under this Section 21.

    I. At Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Section 21 (including covenants applicable upon the termination of a person's relationship with Franchisee) from Franchisee's General Manager. Such covenants shall be substantially in the form set forth in Attachment C. Failure by Franchisee to obtain execution of a covenant required by this
Section 21.I shall constitute a material event of default under Section 18.B(7) hereof.

22. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

    A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Franchisee shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, affiliate, joint venturer, partner, employee, employer, joint employer, or servant of the other for any purpose whatsoever.

    B. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content and form of which Franchisor reserves the right to specify in the Manuals or otherwise in writing.

    C. Franchisee and Franchisee's Principals understand and agree that nothing in this Agreement authorizes Franchisee or Franchisee's Principals to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall Franchisor be deemed liable by reason of any act or omission of Franchisee or Franchisee's Principals in the conduct of business at the Store or for any claim or judgment arising therefrom.

    D. (1) Franchisee and each of Franchisee's Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its subsidiaries, affiliates, successors, and assigns and their respective directors, officers, shareholders, partners, servants, employees, agents, and representatives from all "losses and expenses" (as defined in Section 22.D(2)) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

         (a) The infringement, alleged infringement, or any other violation or alleged violation by Franchisee or any of Franchisee's Principals of any patent, mark or copyright or other proprietary right owned or controlled by third parties (except as such may occur with respect to any rights in the Proprietary Marks or copyrights granted hereunder);

         (b) The violation, breach or asserted violation or breach by Franchisee or any of Franchisee's Principals of any contract, federal, state or local law regulation, ruling, standard or, directive or any industry standard;

         (c) Libel, slander or any other form of defamation of Franchisor or the System, by Franchisee or by any of Franchisee's Principals;

         (d) The violation or breach by Franchisee or by any of Franchisee's Principals of any warranty, representation, agreement or obligation in this Agreement or other agreement between Franchisee and Franchisor or its subsidiaries or affiliates; and

         (e) Acts, errors or omissions of Franchisee or any of Franchisee's Principals, or any of Franchisee's subsidiaries or affiliates or the officers, directors, shareholders, partners, agents, servants, employees, or representatives of Franchisee, its subsidiaries or affiliates in connection with the performance of the operation of the Store.

    (2) All losses and expenses incurred under this Section 22.D shall be chargeable to and paid by Franchisee or any of Franchisee's Principals pursuant to its obligations of indemnity under this Section 22.D, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense. As used in this Section 22.D, the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, attorney's fees, court costs, settlement amounts, judgment, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

    (3) Franchisee and each of Franchisee's Principals agree to give Franchisor notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. At the expense and risk of Franchisee and each of Franchisee's Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake), the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Franchisee and each of Franchisee's Principals to indemnify Franchisor and to hold it harmless.

    (4) In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

         (a) any of the acts or circumstances enumerated in Section 22.D(1) above have occurred; or

         (b) any act, error, or omission of Franchisee or any of Franchisee's Principals or Franchisee's subsidiaries or affiliates may result directly or indirectly in damage, injury or harm to any person or any property.

    (5) The persons indemnified pursuant to Section 22.D do not assume any liability whatsoever for acts, errors, or omissions of those with whom Franchisee, any of Franchisee's Principals or Franchisee's subsidiaries and affiliates may contract, regardless of the purpose. Franchisee and each of Franchisee's Principals shall hold harmless and indemnify the persons indemnified pursuant to this Section 22.D for all losses and expenses which may arise out of any acts, errors or omissions of Franchisee, Franchisee's Principals, any of Franchisee's subsidiaries or affiliates or the officers, directors, shareholders, partners, agents, servants, employees or representatives of Franchisee, its subsidiaries or affiliates and any such third parties without limit and without regard to the cause or causes thereof or the negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, active or passive.

    (6) Under no circumstances shall the persons indemnified pursuant to this Section 22.D be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee or any of Franchisee's Principals. Franchisee and each of Franchisee's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Franchisee or any of Franchisee's Principals by the persons indemnified pursuant to this
Section 22.D.

23. ENTIRE AGREEMENT, MODIFICATION

    This Agreement, the documents referred to herein and the Attachments hereto, set forth all of the promises, covenants, agreements and conditions between the parties hereto and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written. Except as otherwise provided herein, this Agreement may be amended, modified or canceled and any of the terms, covenants or conditions hereof may be waived only in writing and signed by both Franchisor and Franchisee.

24. WAIVER OF OBLIGATIONS

    A. Franchisor and Franchisee may by written instrument unilaterally waive or reduce any obligation or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of the waiver. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent granted shall be in writing. Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

    B. Franchisor shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any (i) custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal, or neglect of Franchisor to exercise any right under this Agreement or to insist upon exact compliance by Franchisee with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; (iii) any waiver, forbearance, delay, failure, or omission by Franchisor to exercise any right, power, or option, whether of the same, similar or different in nature, with respect to any Store under any other development or franchise agreement therefor; (iv) any grant of a Franchise Agreement to Franchisee; or (v) the acceptance by Franchisor of any payment from Franchisee after any breach of this Agreement.

25. FORCE MAJEURE

    A. As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby.

    B. If the performance of any obligation by any party under this Agreement is prevented, hindered or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented, hindered or delayed in such performance during the period of such Force Majeure; provided, however, that a party shall not be released of its obligation to pay amounts then owing hereunder. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by telephone or telegram (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and shall be liable for failure to give such timely notice only to the extent of damage actually caused.

26. RIGHTS AND REMEDIES ARE CUMULATIVE

    All rights and remedies of the parties hereto shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any actual or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries and affiliates. The rights and remedies of the parties hereto shall be continuing and may be exercised at any time or from time to time. The expiration, earlier termination, or exercise of Franchisor's rights pursuant to Section 18 of this Agreement shall not discharge or release Franchisee or any Franchisee Principal from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination, or the exercise of such rights under this Agreement.

27. INJUNCTIVE RELIEF

    Nothing in this Agreement shall bar Franchisor's right to seek specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause it loss or damages under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Franchisee agrees that Franchisor may seek such injunctive relief in addition to such further or other relief as may be available at equity or law. Franchisee agrees that Franchisor will not be required to post a bond to obtain any injunctive relief and that Franchisee's only remedy if an injunction is entered against Franchisee will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby).

28. ARBITRATION

    A. Franchisor and Franchisee agree that any claim, controversy or dispute arising under, or in connection with, this Agreement including, without limitation, those occurring subsequent to the termination or expiration of this Agreement, which cannot be amicably settled shall, except for those claims, controversies and disputes which as a matter of law or public policy cannot be submitted to arbitration, be referred to arbitration in accordance with the rules of the American Arbitration Association, as amended. If such rules are in any way contrary to or in conflict with this Agreement, the terms of this Agreement shall control. Only claims, controversies or disputes involving Franchisee and no claims for or on behalf of any other franchisee may be brought by Franchisee hereunder. The law of the state of Texas (except for Texas choice of law and conflict of law rules) shall govern the construction and interpretation of this Agreement in arbitration.

    B. Franchisor and Franchisee shall each select one independent arbitrator. If the party upon whom the demand for arbitration is served fails to select an arbitrator within fifteen (15) days after the receipt of the demand for arbitration, then the arbitrator so designated by the party requesting arbitration shall act as the sole arbitrator to resolve the controversy at hand. The two arbitrators designated by the parties shall select a third arbitrator. If the two arbitrators designated by the parties fail to select a third arbitrator within fifteen (15) days, the third arbitrator shall be selected by the American Arbitration Association or any successor thereto, upon application by either party. Arbitration shall take place at Franchisor's principal place of business. The award of the arbitrators shall be final and judgment upon the award rendered in arbitration may be entered in any court having jurisdiction thereof. The costs and expenses of arbitration, including compensation and expenses of the arbitrators, shall be borne by the parties as the arbitrators determine.

    C. In proceeding with arbitration and in making determinations hereunder, the arbitrators shall not extend, modify or suspend any terms of this Agreement or the reasonable standards of business performance and operation established by Franchisor in good faith. Notice of or request to or demand for arbitration shall not stay, postpone or rescind the effectiveness of any termination of this Agreement.

29. PAYMENT OF AMOUNTS OWED TO FRANCHISOR; COSTS AND ATTORNEYS FEES

    Franchisee shall, during the term of this Agreement and thereafter, promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. If a claim for amounts owed by Franchisee to Franchisor is asserted in any judicial proceeding, or Franchisor or Franchisee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants', attorneys' attorneys assistants', arbitrators' and expert witness fees, cost of investigation and proof of facts, and court costs, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by Franchisee to pay when due all monies owed hereunder or submit when due any reports, information or supporting records, in connection with any failure to otherwise comply with this Agreement, Franchisee shall reimburse Franchisor for any of the above-listed costs and expenses incurred by it.

30. GOVERNING LAW; CONSENT TO JURISDICTION

    Except to the extent governed by federal law, this Agreement, the franchise rights granted herein and the relationship of the parties hereto shall be governed by the internal laws of the state of Texas (without reference to its choice of law and conflict of law rules). All claims which, as a matter of law or public policy cannot be submitted to arbitration in accordance with Section 28 shall be brought within the State of Texas in the judicial district in which Franchisor has its principal place of business; provided, however, with respect to any action which includes injunctive relief, Franchisor may bring such action in any court in any state which has jurisdiction. Franchisee irrevocably submits to the jurisdiction of such courts and waives any objection he may have to either the jurisdiction or venue of such court.

31. NOTICES AND PAYMENTS

    A. Any and all written notices and reports required or permitted to be delivered under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, first-class postage prepaid, or sent by prepaid telex, or facsimile (provided that the sender confirms the telex or facsimile by sending an original confirmation copy thereof by certified or registered mail or expedited delivery service within three (3) business days after transmission thereof) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         If to Franchisor:

         Compact Discs International, Ltd.
         1710 Firman Drive, Suite 300
         Richardson, Texas  75081
         (214) 437-3559

         If to Franchisee:

         ---------------------------------
         ---------------------------------
         ---------------------------------
         ---------------------------------

    B. Any notice or report given hereunder by certified or registered mail shall be deemed to have been delivered five (5) business days after the date of mailing, and any notice given hereunder by telex or facsimile shall be deemed to have been given upon receipt thereof, provided that the telex or facsimile is confirmed as provided in this Section. Business days for the purpose of this Section exclude Saturday, Sunday, and the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving, and Christmas.

    C. All payments required by this Agreement shall be directed to Franchisor at the above address or such other place as Franchisor may direct from time to time. Any required payment not actually received by Franchisor during regular business hours on the date due (or postmarked at least two (2) days prior thereto) shall be deemed delinquent.

32. SEVERABILITY AND CONSTRUCTION

    A. Except as expressly provided to the contrary herein, each portion, section, part, term, and provision of this Agreement shall be considered severable and if, for any reason, any portion, section, part, term, or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, or provisions of this Agreement as may remain otherwise enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto and said invalid portions, sections, parts, terms, or provisions shall be deemed not to be part of this Agreement.

    B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, permitted) by Section 19 hereof, any rights or remedies under or by reason of this Agreement.

    C. All captions in this Agreement are intended solely for the convenience of the parties, and shall not affect the meaning or construction of any provision hereof.

    D. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable and, without limiting the obligations individually undertaken by Franchisee's Principals hereunder, all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all Principal Owners.

    E. The term "Franchisee's Principals" as used in this Agreement shall include, collectively or individually, Franchisee's spouse, if Franchisee is an individual; all officers and directors, and holders of a beneficial interest in excess of five percent (5%) or more of the securities of Franchisee and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and the general partners of Franchisee and officers and directors, and holders of a beneficial interest of five percent (5%) or more of securities of a corporate general partner and any corporation which controls, directly or indirectly any general partner, if Franchisee is a partnership.

    F. This Agreement may be executed in counterparts, and each copy so executed shall be deemed an original.

33. ACKNOWLEDGMENTS

    Franchisee and Franchisee's Principals hereby represent, warrant, covenant and acknowledge to Franchisor that:

    A. Franchisee has read this Agreement and Franchisor's Uniform Franchise Offering Circular, including the copy of the current form of Franchise Agreement contained therein, and that he understands and accepts the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain Franchisor's standards for the System and the uniformity of those standards at all Stores in order to protect and preserve the goodwill of the Proprietary Marks;

    B. Neither Franchisee nor any of Franchisee's Principals had any part in the creation or development of the System or the Proprietary Marks provided by Franchisor;

    C. Franchisor has made no representations or promises to or with Franchisee or a Franchisee Principal which are not contained in this Agreement;

    D. Franchisee has conducted an independent investigation of the business venture contemplated by this Agreement and understands that the nature of the business conducted by Stores may evolve and change over time, that this business venture involves substantial financial risks and that the success of this venture largely depends upon the abilities and efforts of Franchisee;

    E. FRANCHISEE HAS NOT RELIED UPON, NOR HAS FRANCHISOR MADE, ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES, EXPRESSED OR IMPLIED, AS TO THE ACTUAL OR POTENTIAL VOLUME, PROFITS OR EARNINGS OF THE BUSINESS VENTURE CONTEMPLATED HEREIN;

    F. Franchisee has the full right and authority to enter into this Agreement without joinder of any other person;

    G. All information and materials provided to Franchisor by Franchisee and Franchisee's Principals, individually or collectively, are true and correct and complete to the best of their knowledge, information and belief;

    H. Franchisee has received, read and understood this Agreement, the Attachments hereto, and all agreements relating hereto, if any, and Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement; and

    I. Franchisor's obligations and Franchisee's rights pursuant to this Agreement are expressly conditioned upon the continued truth of the representations and warranties set forth above at the time of execution hereof and throughout the term hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of ___________, 1995.

                                   COMPACT DISCS INTERNATIONAL, LTD.
                                   By Markshare, L.C.,
                                        Its General Partner


                                   By:   -------------------------------------
                                      Mark E. Kane
                                      President, Markshare, L.C.


                                   FRANCHISEE:

                                         -------------------------------------




                                   By:   -------------------------------------
                                   Name: -------------------------------------
                                   Title: ------------------------------------

                                    GUARANTY

Each of the undersigned acknowledges and agrees as follows:

     1.   Each has read the terms and conditions of this Agreement;

     2. Each are included in the term "Franchisee's Principals" as described in Section 32.E of this Agreement;

     3. Each individually, jointly and severally makes all the covenants, representations and agreements of Franchisee's Principals set forth in this Agreement and is obligated to perform thereunder;

     4. Each individually, jointly and severally, unconditionally and irrevocably guarantees to Franchisor and its successors and assigns that all of Franchisee's obligations under this Agreement will be punctually paid and performed during the term of this Agreement and thereafter, as applicable. Upon default by Franchisee or notice from Franchisor, Franchisee's Principals will immediately make each payment and perform each obligation required of Franchisee under this Agreement. Without affecting the obligations of any of Franchisee's Principals under this guaranty Franchisor may, without notice to Franchisee's Principals, waive, renew, extend, modify amend or release any indebtedness or obligation of Franchisee or any Franchisee's Principal, or settle, adjust or compromise any claims against Franchisee or any Franchisee's Principal. Franchisee's Principals waive all demands and notices of every kind with respect to enforcement of this guaranty including, without limitation, notice of presentment, demand for payment or performance by Franchisee, any default by Franchisee or any guarantor, and any release of any guarantor or other security for this Agreement or the obligations of Franchisee. Franchisor may pursue its rights against any of Franchisee's Principals without first exhausting its remedies against Franchisee and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise of such right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Franchisor of notice of the death of one Franchisee's Principals, the estate of the deceased shall be bound by the foregoing guaranty, but only for defaults and obligations under this Agreement existing at the time of death; the obligations of the other of Franchisee's Principals shall continue in full force and effect.

                                   FRANCHISEE'S PRINCIPALS



                                   -------------------------------------------
                                   Name:--------------------------------------


                                   -------------------------------------------
                                   Name:--------------------------------------

                                 Attachment A

                        Approved Location and Territory


1.   Approved Location

     Pursuant to Section 1.A. of the Franchise Agreement, the Store shall be located at the following approved location:


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

2.   Territory

     Pursuant to Section 1.C of the Franchise Agreement, the "Territory" shall be a two (2) mile radius about the location described above in Attachment A.1. During the term of this Agreement, as long as Franchisee is in full compliance with the terms and conditions of this Agreement, Franchisor shall not establish or grant others the right to establish a CD Warehouse Store in the Territory. Notwithstanding the above, Franchisor may establish or grant others the right to establish one or more CD Warehouse Stores at any location outside the Territory, and in such cases, Franchisee may share parts of the Territory with one or more non-related Franchisees.

                                 Attachment B

                       Statement of Ownership Interest


                NAME                                    PERCENTAGE
               ----                                    ----------

                                Attachment C

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT


     This Agreement is made and entered into ________________, 199__, between Compact Discs International, Ltd., a Texas limited partnership ("CDI"), __________________________ ("Franchisee") and ____________________________
("Employee").

                              RECITALS

     WHEREAS, CDI has developed, is using and is the owner of all rights in a unique system (the "System") for the development and operation of stores under the name and mark C.D. Warehouse ("Stores"); and

     WHEREAS, the System includes but is not limited to certain trade names, trademark, and logos including, but not limited to, the mark C.D. Warehouse and such other trade names and trademarks as CDI may develop in the future for the purposes of identifying the System, and such other distinguishing characteristics of the System including, without limitation, distinctive exterior and interior design, interior and exterior signage, color scheme and fixtures; know-how and procedures for the sale of new and used compact discs; inventory, management and financial control methods; and training and assistance, all of which may be changed, improved and further developed by Franchisor from time to time ("Trade Secrets"); and

     WHEREAS, CDI's Trade Secrets provide economic advantages to CDI and are not generally known to nor readily ascertainable by proper means by CDI's competitors who could obtain economic value from knowledge and use of CDI's Trade Secrets; and

     WHEREAS, CDI has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of CDI's Trade Secrets; and

     WHEREAS, CDI has granted Franchisee a limited right to operate the Store using the System and CDI's Trade Secrets for the period defined in the franchise agreement made and entered into _____________________, 19___ ("Franchise Agreement") between CDI and Franchisee; and

     WHEREAS, CDI and Franchisee have agreed in the Franchise Agreement on the importance to CDI and to the Franchisee and other licensed users of the System of restricting use, access and dissemination of CDI's Trade Secrets; and

     WHEREAS, it will be necessary for certain employees of Franchisee to have access to and to use some or all of CDI's Trade Secrets in the development and operation of Franchisee's Stores using the System; and

     WHEREAS, Franchisee has agreed to obtain from certain key employees written agreements protecting CDI's Trade Secrets and the System against unfair competition; and

     WHEREAS, Employee wishes to remain, or wishes to become, an employee of Franchisee; and

     WHEREAS, Employee wishes and needs to receive and use CDI's Trade Secrets in the course of his employment in order to effectively perform his services for Franchisee;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

     1. CDI and/or Franchisee shall disclose to Employee some or all of CDI's Trade Secrets relating to the System.

     2. Employee shall receive CDI's Trade Secrets in confidence, maintain them in confidence, and use them only in the course of his employment by Franchisee and then only in connection with the development and/or operation by Franchisee of Stores using the System for so long as Franchisee is licensed by CDI to use the System.

     3. Employee shall not at any time make copies of any documents or compilations containing some or all of CDI's Trade Secrets without the express written permission of CDI.

     4. Employee shall not disclose or permit the disclosure of CDI's Trade Secrets except to other employees of Franchisee and only to the limited extent necessary to train or assist other employees of Franchisee in the operation or development of a Store using the System.

     5. That all information and materials, including without limitation, drawings, specifications, techniques and compilations of data which CDI shall designate as confidential shall be deemed CDI's Trade Secrets for the purposes of this Agreement.

     6. Employee shall surrender the Operations Manuals and any other material containing some or all of CDI's Trade Secrets to Franchisee or to CDI, upon request, or upon termination of employment by Franchisee, or upon conclusion of the use for which Manuals or other information or material may have been furnished to Employee.

     7. Employee shall not, directly or indirectly, do any act or omit to do any act, which would or would likely to be injurious or prejudicial to the goodwill associated with the System.

     8. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of CDI's Trade Secrets, and in consideration for the disclosure to Employee of CDI's Trade Secrets, Employee further undertakes and covenants that, during the time he is employed by Franchisee, he will not:

          (a) Directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, engage in or acquire any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, help or make loans to any entity involved in business which is the same as or similar to that conducted at the Store including, but not limited to, any business which offers for sale used compact discs which business is, or is intended to be located, within the United States;

          (b) Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of Franchisee's Store(s) to any competitor; or

          (c) Employ or seek to employ any person who is at the time employed by CDI or any franchisee or developer of CDI, or otherwise directly or indirectly induce such persons to leave his or her employment.

     9. In further consideration for the disclosure to Employee of CDI's Trade Secrets and to protect the uniqueness of the System, Employee agrees that for two (2) years following the termination of his employment by Franchisee, Employee will not without the prior written consent of CDI:

          (a) Directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, engage in or acquire any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, help or make loans to any entity involved in business which is the same as or similar to that conducted at the Store including, but not limited to, any business which offers for sale used compact discs which business is, or is intended to be located, within the United States;

          (b) Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of Franchisee's Store(s) to any competitor; or

          (c) Employ or seek to employ any person who is at the time employed by CDI or any franchisee or developer of CDI or otherwise directly or indirectly induce such persons to leave his or her employment.

     10. Franchisee undertakes to use its best efforts to ensure that Employee acts as required by this Agreement.

     11. Employee agrees that in the event of a breach of this Agreement, CDI would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions thereof, CDI shall be entitled to enforce the provisions of this Agreement and may seek, in addition to any other remedies which are made available to it at law or in equity, including the right to terminate the Franchise

Agreement, a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without being required to furnish a bond or other security.

     12. If any Court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be unenforceable as written, its provisions shall be deemed to be withheld, modified or limited to such extent or in such manner as is necessary for it to be valid and enforceable to the greatest extent possible.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.


                                   FRANCHISEE



                                   By:   -------------------------------------
                                   Name: -------------------------------------
                                   Title: ------------------------------------


                                   COMPACT DISCS INTERNATIONAL, LTD.



                                   By:   -------------------------------------
                                   Name: -------------------------------------
                                   Title: ------------------------------------


                                   EMPLOYEE

                                         -------------------------------------

                                   Attachment D

                            CONFIDENTIALITY AGREEMENT


     This Agreement is made and entered into ________________, 199__, between Compact Discs International, Ltd., a Texas limited partnership ("CDI"), __________________________ ("Franchisee") and ____________________________
("Employee").

     RECITALS
     --------

     WHEREAS, CDI has developed, is using and is the owner of all rights in a unique system (the "System") for the development and operation of stores under the name and mark C.D. Warehouse ("Stores"); and

     WHEREAS, the System includes but is not limited to certain trade names, trademark, and logos including, but not limited to, the mark C.D. Warehouse and such other trade names and trademarks as CDI may develop in the future for the purposes of identifying the System, and such other distinguishing characteristics of the System including, without limitation, distinctive exterior and interior design, interior and exterior signage, color scheme and fixtures; know-how and procedures for the sale of new and used compact discs; inventory, management and financial control methods; and training and assistance, all of which may be changed, improved and further developed by Franchisor from time to time ("Trade Secrets"); and

     WHEREAS, CDI's Trade Secrets provide economic advantages to CDI and are not generally known to nor readily ascertainable by proper means by CDI's competitors who could obtain economic value from knowledge and use of CDI's Trade Secrets; and

     WHEREAS, CDI has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of CDI's Trade Secrets; and

     WHEREAS, CDI has granted Franchisee a limited right to operate the Store using the System and CDI's Trade Secrets for the period defined in the franchise agreement made and entered into _____________________, 19___ ("Franchise Agreement") between CDI and Franchisee; and

     WHEREAS, CDI and Franchisee have agreed in the Franchise Agreement on the importance to CDI and to the Franchisee and other licensed users of the System of restricting use, access and dissemination of CDI's Trade Secrets; and

     WHEREAS, it will be necessary for certain employees of Franchisee to have access to and to use some or all of CDI's Trade Secrets in the development and operation of Franchisee's Stores using the System; and

     WHEREAS, Franchisee has agreed to obtain from certain key employees written agreements protecting the confidentiality of CDI's Trade Secrets and the System; and

     WHEREAS, Employee wishes to remain, or wishes to become, an employee of Franchisee; and

     WHEREAS, Employee wishes and needs to receive and use CDI's Trade Secrets in the course of his employment in order to effectively perform his services for Franchisee;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

     1. CDI and/or Franchisee shall disclose to Employee some or all of CDI's Trade Secrets relating to the System.

     2. Employee shall receive CDI's Trade Secrets in confidence, maintain them in confidence, and use them only in the course of his employment by Franchisee and then only in connection with the development and/or operation by Franchisee of Stores using the System for so long as Franchisee is licensed by CDI to use the System. Employee shall not use such information for his own benefit.

     3. Employee shall not at any time make copies of any documents or compilations containing some or all of CDI's Trade Secrets without the express written permission of CDI.

     4. Employee shall not disclose or permit the disclosure of CDI's Trade Secrets except to other employees of Franchisee and only to the limited extent necessary to train or assist other employees of Franchisee in the operation or development of a Store using the System.

     5. That all information and materials, including without limitation, drawings, specifications, techniques and compilations of data which CDI shall designate as confidential shall be deemed CDI's Trade Secrets for the purposes of this Agreement.

     6. Employee shall surrender the Operations Manuals and any other material containing some or all of CDI's Trade Secrets to Franchisee or to CDI, upon request, or upon termination of employment by Franchisee, or upon conclusion of the use for which Manuals or other information or material may have been furnished to Employee.

     7. Employee shall not, directly or indirectly, do any act or omit to do any act, which would or would likely to be injurious or prejudicial to the goodwill associated with the System.

     8. Franchisee undertakes to use its best efforts to ensure that Employee acts as required by this Agreement.

     9. Employee agrees that in the event of a breach of this Agreement, CDI would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions thereof, CDI shall be entitled to enforce the provisions of this Agreement and may seek, in addition to any other remedies which are made available to it at law or in equity, including the right to terminate the Franchise Agreement, a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without being required to furnish a bond or other security.

     10. If any Court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be unenforceable as written, its provisions shall be deemed to be withheld, modified or limited to such extent or in such manner as is necessary for it to be valid and enforceable to the greatest extent possible.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.


                                   FRANCHISEE



                                   By:   -------------------------------------
                                   Name: -------------------------------------
                                   Title: ------------------------------------


                                   COMPACT DISCS INTERNATIONAL, LTD.



                                   By:   -------------------------------------
                                   Name: -------------------------------------
                                   Title: ------------------------------------


                                   EMPLOYEE

                                         -------------------------------------











                                       3